Exhibit 99.1

BERTO ACQUISITION CORP. II

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Berto Acquisition Corp. II

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Berto Acquisition Corp. II (the “Company”) as of May 18, 2026, and the related notes to the financial statement (collectively the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of May 18, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Frank, Rimerman + Co. LLP

We have served as the Company’s auditor since 2025.

San Francisco, California

May 22, 2026

BERTO ACQUISITION CORP. II

BALANCE SHEET

May 18, 2026

Assets
Current assets:
Cash	$1,227,005
Prepaid expenses	648,284
Total current assets	1,875,289
Prepaid consulting fees, non-current	341,412
Investment held in Trust Account	315,100,000
Total Assets	$317,316,701

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$750
Accrued expenses	100,500
Note payable - related party	160,480
Total current liabilities	261,730
Deferred underwriting commissions	12,288,900
Total Liabilities	12,550,630

Commitments and Contingencies
Ordinary shares, $0.0001 par value; 550,000,000 shares authorized; 31,510,000 shares subject to possible redemption at $10.00 per share	315,100,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-
Ordinary shares, $0.0001 par value; 550,000,000 shares authorized; 7,877,500 shares issued and outstanding	788
Additional paid-in capital	-
Accumulated deficit	(10,334,717)
Total shareholders’ deficit	(10,333,929)
Total Liabilities and Shareholders’ Deficit	$317,316,701

The accompanying notes are an integral part of the financial statement.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Note 1 — Description of Organization and Business Operations

Organization and General

Berto Acquisition Corp. II (the “Company”) was incorporated as a Cayman Islands exempted company on July 15, 2025. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified, which is referred to as the initial business combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from July 15, 2025 (inception) through May 18, 2026 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Berto Acquisition Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”).

Financing Activities

The registration statement for the Company’s Initial Public Offering was declared effective on May 14, 2026. On May 18, 2026, the Company consummated its Initial Public Offering (see Note 3) of 31,510,000 units (the “Units”), including the issuance of 4,110,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $315.1 million, and incurring offering costs of approximately $14.5 million, of which approximately $12.3 million was for deferred underwriting commissions (see Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,500,000 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $3.5 million (see Note 4).

Each Unit consists of one ordinary share (the “Public Shares”) and one-third of one redeemable warrant (the “Public Warrants”). Each whole warrant, when exercisable, entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share (the “Exercise Price”), subject to adjustment as described herein.

The Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, the Company deposited $315.1 million ($10.00 per share) of net proceeds, including the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement in a trust account (“trust account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and would be held only (i) uninvested as cash, (ii) in an interest bearing or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the trustee that is reasonably satisfactory to the Company, or (iii) in U.S. government securities with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government treasury obligations. Funds will remain in the trust account until the earlier of (i) the consummation of the initial business combination or (ii) the distribution of the trust account proceeds as described below.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

The Company’s amended and restated memorandum and articles of association provided that, other than the permitted withdrawals of interest earned on the funds held in the trust account of up to an aggregate amount of $500,000 per year for working capital purposes (the “Permitted Withdrawals”), if any, none of the funds held in the trust account will be released until the earlier of (i) the completion of the initial business combination; (ii) the redemption of any Public Shares, that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association, which is not for the purpose of approving, or in conjunction with the consummation of, an initial business combination, (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an initial business combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-initial business combination activity; and (iii) absent an initial business combination within the Combination Period, return of the funds held in the trust account to the holders of the Company’s Public Shares (the “Public Shareholders”) as part of the Company’s redemption of the Public Shares (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Public Shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial business combination. The initial business combination must occur with one or more businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. However, the Company will only complete a business combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Furthermore, there is no assurance that the Company will be able to successfully effect an initial business combination.

The Company provides Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a shareholders’ meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirement. The Public Shareholders are entitled to redeem their Public Shares for a pro rata portion of the amount then held in the trust account calculated as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account (which interest shall be net of taxes paid or payable and Permitted Withdrawals), divided by the number of then issued and outstanding Public Shares.

These Public Shares are recorded in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a business combination if a majority of the shares voted are voted in favor of the business combination, subject to applicable law.

The Sponsor, Sponsor affiliates, Oanh Truong, and the Consultant (as defined in Note 5), prior to the Initial Public Offering (the “initial shareholders”), officers and directors, have entered into a letter agreement with the Company, pursuant to which they have agreed to vote in favor of the initial business combination and waive their redemption rights with respect to any Founder Shares (as defined in Note 5) they hold and any Public Shares that the Sponsor, Sponsor affiliates, officers and directors may acquire during or after this Initial Public Offering in connection with the completion of the initial business combination.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

The Company’s charter also provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

Pursuant to the Company’s memorandum and articles of association, if the Company is unable to complete the initial business combination by May 18, 2028, or by August 18, 2028 if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination by May 18. 2028 (the “Completion Window”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned held in the trust account (which interest shall be net of taxes, Permitted Withdrawals, subject to an annual limit of $500,000, to fund working capital, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors, and any other holders of Founder Shares will not be entitled to rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if the Company fails to complete the initial business combination within the Completion Window. However, if the Sponsor, management team and holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the initial business combination within the Completion Window.

Risks and Uncertainties

Global economic conditions remain subject to significant uncertainty and volatility resulting from a combination of changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations. Ongoing and escalating military conflicts, including the conflict between Russia and Ukraine and conflicts in the Middle East, as well as the risk of further escalation or expansion of such conflicts, have contributed to heightened geopolitical instability and increased uncertainty in global markets.

These conditions have adversely affected, and may continue to adversely affect, global economic activity through, among other things, disruptions to energy and commodity markets, volatility in foreign exchange and capital markets, supply chain dislocations, increased cybersecurity risks, and reduced cross-border trade and investment. In addition, elevated interest rates, inflationary pressures, tightening credit conditions, and concerns regarding sovereign debt and fiscal stability in various jurisdictions have contributed to increased volatility and reduced liquidity in global financial markets.

The extent and duration of these conditions remain uncertain, and the ultimate impact on the global economy, financial markets, and business confidence cannot be predicted. Continued or worsening geopolitical tensions, adverse macroeconomic developments, or additional policy or regulatory responses could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Liquidity and Capital Resources

As of May 18, 2026, the Company had approximately $1.2 million in cash and working capital of approximately $1.6 million. The Company has incurred and expects to continue to incur significant costs in pursuit of an initial business combination. In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40 - Presentation of Financial Statements – Going Concern, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of May 18, 2026, management has determined that the Company’s current liquidity including access to funds from the Sponsor and/or its affiliates and the fact that the Sponsor and/or its affiliates agreed to make those funds available and has the financial wherewithal to provide such funds, is sufficient to fund the working capital needs of the Company until the earlier of the consummation of the initial business combination or a minimum of one year from the date of issuance of the financial statements.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statement is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of May 18, 2026.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of May 18, 2026, the Company has not experienced losses on these accounts.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Investment Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheet at fair value at the end of each reporting period. The estimated fair values of investments held in the Trust Account are determined using available market information.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

The Company complied with the requirements of ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consisted principally of professional and registration fees that were related to the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrants were charged to shareholders’ deficit upon the completion of the Initial Public Offering. Offering costs associated with the Public Shares were charged against the carrying value of ordinary shares subject to possible redemption upon the completion of the Initial Public Offering.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Redeemable Ordinary Shares

As discussed in Note 1, all of the 31,510,000 Public Shares contain a redemption feature. In accordance with ASC 480-10-S99-3A, “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company classified all of the Public Shares as redeemable. Immediately upon the closing of the Initial Public Offering, the Company recognized a one-time charge against additional paid-in capital (to the extent available) and accumulated deficit for the difference between the initial carrying value of the Public Shares and the redemption value.

As of May 18, 2026, the amount of Public Shares reflected on the balance sheet are reconciled in the following table:

As of May 18, 2026
Gross proceeds	$315,100,000
Less:
Proceeds allocated to Public Warrants	(4,327,373)
Public Shares issuance costs	(14,337,944)
Plus:
Accretion of carrying value to redemption value	18,665,317
Public Shares subject to possible redemption	$315,100,000

Warrant Instruments

The Company accounted for all of the Public and Private Placement Warrants in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the Warrants (as defined below) would not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815. The fair value of the Public Warrants and the Private Placement Warrants was measured at the issuance date using Monte Carlo simulation method. The model utilized the following Level 3 measurement inputs: an exercise price of $11.50, estimated underlying stock price of $9.86, volatility rate of 5.0%, risk free rate of 4.3% and expected terms of 6.99 years, resulting in a fair value per warrant of approximately $0.41.

Stock Compensation

The Company’s policy is to account for stock-based compensation expense in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Stock-based compensation also includes ordinary shares issued to nonemployee service providers in exchange for advisory services. The fair value of such shares is recognized at the grant date, with amounts attributable to future services recorded as prepaid assets and amortized to expense over the period the related services are expected to be provided.

Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of May 18, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company currently has no income tax provision.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Initial Public Offering

On May 18, 2026, the Company consummated its Initial Public Offering of 31,510,000 Units (the “Units”), including the issuance of 4,110,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $315.1 million, and incurring offering costs of approximately $14.5 million, of which approximately $12.3 million was for deferred underwriting commissions (see Note 6).

Each Unit consists of one ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 3,500,000 Private Placement Warrants to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $3.5 million.

Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share. Each Private Placement Warrant is identical to the Public Warrant and will become exercisable 30 days after the completion of the initial business combination and will expire after five years after completion of the initial business combination or earlier upon redemption or liquidation. If the initial business combination is not completed within the Completion Window, the proceeds from the sale of the Private Placement Warrants held in the trust account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Note 5 — Related Party Transactions

Founder Shares

In December 2025, an aggregate of 7,187,500 ordinary shares were issued for an aggregate purchase price of $25,000. On May 15, 2026, the Company capitalized $69.00 standing to the credit of the Company’s share premium account, or additional paid-in capital, and issued an additional 690,000 ordinary shares, increasing the total outstanding ordinary shares from 7,187,500 to 7,877,500 (of which up to 1,027,500 shares held by the Sponsor and its affiliates were subject to forfeiture depending on the extent to which the underwriters’ overallotment option was exercised). These ordinary shares are referred to herein as the “Founder Shares.”

These 7,877,500 Founder Shares consisted of (i) 7,527,500 ordinary shares purchased by the Sponsor and its affiliates for $23,782.61, (ii) 50,000 ordinary shares purchased by Oanh Truong for $173.91, and (iii) 300,000 ordinary shares purchased by Meteora Capital LLC (the “Consultant” or “Meteora”, whose managing member, Vikas Mittal, is the Company’s Executive Chairman) for $1,043.48. Out of the total 7,527,500 Founder Shares held by the Sponsor and its affiliates, the Sponsor, Harry You and Robert You held 2,779,808, 2,532,102 and 2,215,590 Founder Shares, respectively.

The Sponsor and its affiliates have agreed to forfeit up to an aggregate of 1,027,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares upon the consummation of the Initial Public Offering. The Sponsor is be entitled to redemption rights with respect to any Founder Shares and any Public Shares held by the Sponsor in connection with the completion of the initial business combination. On May 18, 2026, the underwriters fully exercised their over-allotment option, thus, these shares were no longer subject to forfeiture.

The initial shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) eighteen (18) months after the completion of the initial business combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances, or (iii) if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the Company’s initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares.

Registration Rights

The holders of Founder Shares, Private Placement Warrants (and their underlying securities) and warrants that may be issued upon conversion of working capital loans (the “Working Capital Loans”) (and their underlying securities), if any, and any ordinary shares issuable upon conversion of the Founder Shares and any ordinary shares held by the initial shareholders at the completion of the Initial Public Offering or acquired prior to or in connection with the initial business combination, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the registration statement for the Initial Public Offering. These holders are entitled to make up to three demands and have “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Support Agreement

Upon closing of the Initial Public Offering, the Company entered into an administrative support agreement, pursuant to which it would reimburse the Sponsor and/or its affiliate thereof in an amount equal to $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or the Company’s liquidation, the Company would cease paying these monthly fees.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

The Sponsor, executive officers and directors, or any of their respective affiliates may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company may pay cash compensation to its independent directors for services rendered to the Company. Additionally, the Company may pay consulting, success, advisory, or finder’s fees to our Sponsor, our officers or directors, our advisors, or affiliates thereof in connection with the consummation of the initial business combination. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.

Related Party Loans

Promissory Note

The Company and the Sponsor entered into a loan agreement on July 15, 2025, whereby the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note. This loan was non-interest bearing and payable upon closing of the Initial Public Offering. The Company had approximately $160,000 of borrowings under the promissory note. As of May 18, 2026, the note was outstanding and due on demand.

Working Capital Loans

In addition, in order to finance transaction costs in connection with its initial business combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial business combination, the Company would repay the Working Capital Loans. In the event that the initial business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1.5 million of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants and their underlying securities would be identical to the Private Placement Warrants. As of May 18, 2026, the Company had not entered into any Working Capital Loan agreements and had no outstanding borrowings under any such arrangements.

Note 6 — Commitments and Contingencies

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,110,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On May 18, 2026, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to (1) an upfront underwriting fee of an aggregate amount of approximately $1.1 million, paid upon the closing of the Initial Public Offering, and (2) deferred underwriting commissions of approximately $12.3 million (the “Deferred Fee”). The Deferred Fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement and will be based on the amount of funds remaining in the Trust Account after shareholder redemptions of Public Shares in connection with the consummation of an Initial Business Combination, less funds sourced by Initial Shareholders, or any cash remaining in the Trust Account pursuant to structured agreements such as forward purchase agreements, non-redemption agreements, any agreements or arrangements alike, or any other incentivization provided to the shareholders to not to redeem.

Consulting Agreement

On December 31, 2025, the Company entered into a consulting agreement with Meteora, pursuant to which Meteora agreed to provide consulting, advisory and related services to Company with respect to general special purpose acquisition company structuring and capital markets matters through the earlier of the consummation of the initial business combination or the Company’s liquidation.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

As consideration for such services, the Company agreed to (1) sell 300,000 Founder Shares to Meteora for an aggregate purchase price of $1,043.48 upon the effective date and (2) pay Meteora a $500,000 cash fee upon closing of the Initial Public Offering, provided that the Initial Public Offering was consummated. The Founder Shares issued to Meteora were fully vested and nonforfeitable on the grant date, and no specific performance was required for Meteora to retain the shares. Accordingly, the Company recognized the grant-date fair value of the shares as a prepaid offering cost with a corresponding credit to additional paid-in capital on December 31, 2025. Upon closing of the Initial Public Offering, the Company paid the $500,000 cash fee to Meteora and recorded the amount as offering cost in the accompanying financial statement.

The Company estimated the grant date fair value of such shares to be approximately $3.037 per share, or approximately $911,000 in the aggregate, using a combination of Black-Scholes and Monte Carlo simulation model calibrated to the implied value of the Company’s Units. Net stock-based compensation cost recognized at issuance, net of cash consideration, was approximately $910,000, and was recognized stock-based compensation expenses for such services over the estimated service period. The prepaid asset represents the right to receive future advisory services and is amortized to general and administrative expenses over the estimated service period. As of May 18, 2026, the remaining unamortized prepaid balance of approximately $753,000 was recorded in the accompanying balance sheet, consisting of approximately $412,000 included in prepaid expenses (current) and approximately $341,000 included in prepaid consulting fees, non-current.

The significant assumptions used in the valuation models as of the grant date of December 31, 2025 included: (i) an underlying stock price of $9.90 representing the implied value of the Company’s ordinary shares based on a proforma unit value calibration; (ii) an expected term of 7.21 years for the public warrant component and 0.20 years for the founder share component; (iii) an estimated volatility of 5.0% derived from a peer group of guideline public companies; and (iv) a risk-free interest rate of 3.88% for the public warrant component and 3.67% for the founder share component. Additionally, the fair value reflects a market adjustment of approximately 30.9% to account for the likelihood of the Initial Business Combination and the post-acquisition market perception of the shares.

Note 7 — Shareholders’ Equity

Preference Shares

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of May 18, 2026, there were no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 550,000,000 ordinary shares with a par value of $0.001 per share. As of May 18, 2026, there was an aggregate of 7,877,500 shares issued and outstanding. Of these, up to an aggregate of 1,027,500 shares were subject to forfeiture depending on the extent to which the over-allotment option was not exercised by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On May 18, 2026, the underwriters fully exercised their over-allotment option, thus, these shares were no longer subject to forfeiture.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s Articles, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by the shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, passed by the affirmative vote of at least two-thirds of the Company’s ordinary shares which are represented in person or represented by proxy and are voted at a general meeting of the company, and pursuant to the Company’s Articles; such actions include amending the Articles and approving a statutory merger or consolidation with another company. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Warrants

As of May 18, 2026, there were 10,503,333 Public Warrants and 3,500,000 Private Placement Warrants (together, the “warrants”) outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade.

The warrants will become exercisable 30 days after the completion of the initial business combination, will expire five years after the completion of the initial business combination or earlier upon redemption or liquidation, and have an exercise price of $11.50 per share, provided that no warrant will be exercisable for cash and the Company will not be obligated to issue ordinary shares upon exercise of a warrant unless the ordinary shares issuable upon such warrant exercise have been registered on a registration statement on Form S-1, Form S-3, Form F-1, or Form F-3, as applicable, following the initial business combination, qualified or deemed exempt from registration or qualification under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available. In the event that such condition is not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant for cash and such warrant may have no value and expire worthless, in which case the purchaser of a unit containing Public Warrants will have paid the full purchase price for the unit solely for the ordinary shares underlying the unit.

The Company agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial business combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement on Form S-1, S-3, F-1, or F-3, as applicable, for the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants, to cause the same to become effective within 60 business days following the closing of the initial business combination and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. If any such registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, then beginning on the 61st business day after the closing of the initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the Company has failed to maintain an effective registration statement covering the ordinary shares issuable upon exercise of the Public Warrants, warrant holders will have the right to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect such registration statement.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at a newly issued price of less than $9.20 per ordinary share (with the newly issued price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and the Initial Public Offering), and interest thereon, available for the funding of the initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the volume weighted average trading price of the ordinary shares during the 20 trading-day period starting on the trading day after the day on which) the Company consummates its initial business combination (such price, the market value) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the last sales price of the ordinary shares that triggers the Company’s right to redeem the warrants described under “— Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price.

The Private Placement Warrants are identical to the Public Warrants, except that (i) the Private Placement Warrants (including the underlying shares) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination, (ii) they (including the underlying shares) will be entitled to registration rights, (iii) they will not be redeemable by the Company and (iv) they may be exercised by the holders on a cashless basis.

BERTO ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT

Redemption of Warrants for cash. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

●	if, and only if, the closing price of the ordinary share equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above for cash unless a registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete an initial business combination within the Completion Window and the Company liquidates the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the trust account with the respect to such warrants. Accordingly, the warrants may expire worthless.

If and when the warrants become redeemable by the Company, it may exercise the redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption for cash, as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of the warrants.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after May 18, 2026, the balance sheet date, up to the date the financial statement was available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statement.